EXHIBIT 99.1

CITADEL EFT INC. Purchases Assets of $10 Million to Seek Listing on AMEX

OCEANSIDE, Calif., October 31, 2012 /PRNewswire/  - Citadel EFT, Inc. (OTC BB: CDFT) CEO, Gary DeRoos announced today that the company has purchased in excess of $10 Million in appraised, audited and unencumbered assets with the goal of making application and being listed on the American Stock Exchange (AMEX)

Requirements	Standard 1	Standard 2	Standard 3	Standard 4
Shareholders' equity	$4 million	$4 million	$4 million	N/A
Pre-tax income required in last fiscal year or two of three most recent fiscal years.	$750,000	N/A	N/A	N/A
Market capitalization	N/A	N/A	$50 million	$75 million OR At least $75 million in total assets and $75 million in revenues
Distribution

800 public shareholders and 500,000 shares publicly held
OR
400 public shareholders and 1 million shares publicly held
OR
400 public shareholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for prior 6 months

800 public shareholders and 500,000 shares publicly held
OR
400 public shareholders and 1 million shares publicly held
OR
400 public shareholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for prior 6 months

800 public shareholders and 500,000 shares publicly held
OR
400 public shareholders and 1 million shares publicly held
OR
400 public shareholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for prior 6 months

800 public shareholders and 500,000 shares publicly held
OR
400 public shareholders and 1 million shares publicly held
OR
400 public shareholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for prior 6 month

Price	$3	$3	$2	$3
Market value of public float	$3 million	$15 million	$15 million	$20 million

On September 27, 2012, the Company entered into an asset purchase agreement with Art to Go, Inc., a New York corporation ("ATG"). ATG is a collector of Art, Entertainment and Sports Memorabilia. On October 24, 2012 the Company entered into a second asset purchase agreement with Art to Go, Inc. As a result of both asset purchase agreements, which have been consummated as of today, ATG sold to the Company over $10 Million of Sports and

Entertainment memorabilia, in exchange for Series C preferred restricted stock. The Agreements are available to view at www.sec.gov .

Gary DeRoos, CEO, stated “A company that trades on the OTC BB or Pinksheets has very little credibility in the eyes of investors. As management of a real and legitimate company, a definitive decision has been made to do what is necessary to qualify for a listing on the AMEX. The requirement to make application to the AMEX is quite reachable as shown above. There has been more accomplished in the last 30 days then in the entire life of the company.”

DeRoos continued, “With the amount of shareholder net equity that will now be reflected in the company’s next audited annual financial report we will be well above the requirement of net shareholder equity; opening the opportunity to qualify very easily under Standard 2 or Standard 3. As it stands the only requirements needed revolve around share price and market value of the public float. I am confident that these requirements will be accomplished in the near future.

“I look forward to anticipated future acquisitions, that once listed on the AMEX, will be revealed and all to build stakeholder equity”, concluded DeRoos.

About Citadel EFT, Inc:

Based in Oceanside, CA, Citadel EFT, Inc.,  provides credit card merchant account services to retailers, mail order companies and online service providers. The Company provides a free terminal to the business owner and charges no yearly fees, monthly minimums, statement, or address verification fees. Citadel markets its services directly and also through resellers.

FORWARD LOOKING STATEMENT

This press release contains certain “forward‐looking” statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward‐looking statements. The Company, through its management, makes forward‐looking public statements concerning it expected future operations, performance and other developments. Such forward‐looking statements are necessarily estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company’s ability to develop operations, the Company’s ability to consummate and complete the acquisition, the Company’s access to future capital, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, sales and other factors that may be identified from time to time in the Company’s public announcements.

info@merchantspecial.com
http://www.credit-card-processing.com

Telephone: 714-423-0701 Contact Mr. DeRoos